Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated July 12, 2006 on the financial statements of IAS Communications Inc. as of April 30, 2006 that are included in the Form 10-KSB, which is included, by reference in the Company’s Form S-8.

/s/ “Smythe Ratcliffe LLP”

Smythe Ratcliffe LLP
CHARTERED ACCOUNTANTS
Vancouver, Canada
July 28, 2006